Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements pertaining to UnitedHealth Group Incorporated (File Nos. 33-50282, 33-59083, 33-59623, 33-63885, 33-67918, 33-75846, 333-02525, 333-04875, 333-06533, 333-25923, 333-44613, 333-45289, 333-50461, 333-81337, 333-87243, 333-88506, 333-90247, 333-46284, 333-55666, 333-100027, 333-105877, 333-117769, 333-118050, 333-123306, 333-123439, 333-127610 and 333-130547), of our reports dated February 24, 2005, with respect to the consolidated financial statements and schedule of PacifiCare Health Systems, Inc., as of and for the year ended December 31, 2004, PacifiCare Health Systems, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of PacifiCare Health Systems, Inc., included in PacifiCare Health Systems, Inc. Annual Report (Form 10-K) for the year ended December 31, 2004, which reports are included in the Form 8-K/A of UnitedHealth Group Incorporated dated February 24, 2006.

/s/ Ernst & Young LLP

Irvine California

February 21, 2006